UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, TX	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNRQ	NONE(1)

(1) On September 27, 2024, Vertex Energy, Inc. (the “Company”) received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq had determined that the Company’s common stock would be delisted from Nasdaq. On October 8, 2024, the Company’s common stock was suspended from trading and began trading on the OTC Pink Market under the symbol “VTNRQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, in the Current Report on Form 8-K filed by Vertex Energy, Inc. (the “Company”) with the Securities and Exchange Commission on October 1, 2024, on September 24, 2024 (the “Petition Date”), the Company and certain of the Company’s direct and indirect subsidiaries (collectively, the “Debtors”) entered into a Restructuring Support Agreement (including all of the exhibits and attachments thereto, the “Restructuring Support Agreement”), with parties that hold 100% of the claims under the loan and security agreement, dated April 1, 2022 (as amended from time to time, the “Term Loan”), by and between Vertex Refining Alabama LLC, the Company’s wholly-owned subsidiary, as borrower, the Company, as parent and guarantor, Cantor Fitzgerald Securities, as agent, and the lenders party thereto. Pursuant to the Restructuring Support Agreement, on the Petition Date, the Debtors filed voluntary petitions for relief (the “Chapter 11 Cases”) under title 11 of the United States Code, 11 U.S.C. §§ 101 - 1532 (the “Bankruptcy Code”) and a Chapter 11 plan in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Vertex Energy, Inc., et al., Case No. 24-90507 (CML).

Item 1.03.	Bankruptcy or Receivership.

On December 20, 2024, the Bankruptcy Court entered its Order Confirming the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates (the “Confirmation Order”) confirming the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates (the “Plan”). The Debtors expect that the effective date of the Plan will occur once all of the conditions precedent to the Plan have been satisfied (the “Effective Date”). Capitalized terms used but not specifically defined herein have the meanings specified for such terms in the Confirmation Order or Plan, as applicable.

Summary of Plan

The following is a summary of the material terms of the Plan as confirmed by the Bankruptcy Court. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order, which includes the Plan as an exhibit. A copy of the Confirmation Order is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Although the Company is targeting occurrence of the Effective Date as soon as reasonably practicable, the Company can make no assurances as to when, or ultimately if, the Plan will become effective.

The Plan provides that, among other things, on the Effective Date:

•	each Holder of an Allowed DIP Claim (which shall include interest, fees, and all other amounts due and owing under the DIP Facility), except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, and in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed DIP Claim, shall receive on account of such Allowed DIP Claim, New Common Stock (on a pro rata basis along with Allowed Term Loan Claims);

•	each Holder of an Allowed Term Loan Claim (or any designated affiliate, managed fund or account, or other designee) will receive, in full and final satisfaction of such Allowed Term Loan Claim, unless otherwise agreed to by such Holder, its pro rata share (calculated on account of unpaid DIP Claims and Allowed Term Loan Claims) of either (i) the New Common Stock, subject to dilution by both the Management Incentive Plan and the New Common Stock issued pursuant to the Exit Term Loan Facility, or (ii)(a) the New Common Stock, subject to dilution by both the Management Incentive Plan and the New Common Stock issued pursuant to the Exit Term Loan Facility and (b) the New Term Loan Facility, if any;

•	each Holder of an Allowed General Unsecured Claim at Debtors other than the Company will receive, in full and final satisfaction of such claim, unless otherwise agreed to by such Holder, its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder to its pro rata share of the GUC Trust Net Assets;

•	each Holder of an Allowed Other General Unsecured Claim at the Company will receive, in full and final satisfaction of such claim, unless otherwise agreed to by such Holder, its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder to its pro rata share of the GUC Trust Net Assets, after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than the Company; and

•	each Holder of an Allowed 2027 Convertible Notes Claim will receive, in full and final satisfaction of such Allowed 2027 Convertible Notes Claim, unless otherwise agreed to by such Holder, its pro rata share of the GUC Trust, entitling each respective Holder to its pro rata share of the GUC Trust Net Assets, after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than the Company.

Additional information regarding the classification and treatment of Claims and Interests can be found in Article III of the Plan. The Company cautions that trading in the common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. The Company does not currently anticipate that all senior creditors will be paid in full, and therefore does not expect that equityholders of the Company will receive any distribution under the Plan. If the Plan becomes effective, the common stock will be canceled, and therefore trading prices for the common stock may bear little or no relationship to the actual recovery, if any, by holders of the common stock in the Chapter 11 Cases.

As of the Effective Date, the Reorganized Debtors do not expect to be subject to reporting requirements promulgated by the SEC.

Treatment of Equity Interests

The Company has no preferred shares issued or outstanding and has 93,514,346 shares of common stock issued and outstanding as of December 26, 2024. On the Effective Date of the Plan, all existing Interests, including shares of common stock, in the Company will be canceled, released, and extinguished and will be of no further force or effect pursuant to the Plan.

The New Common Stock is expected to be issued pursuant to the Plan without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code and Section 4(a)(2) of the Securities Act and Regulation D thereunder. The New Common Stock will not be listed on any national securities exchange as of the Effective Date.

Assets and Liabilities

In the Company’s most recent monthly operating reports filed with the Bankruptcy Court on December 23, 2024, the Company reported aggregated total assets of approximately $256.5 million and total liabilities of approximately $419.9 million as of November 30, 2024. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Forward-Looking Statements

This Current Report, including the exhibits attached hereto, contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions, and estimates. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to complete the previously disclosed restructuring and its ability to continue operating in the ordinary course while certain Chapter 11 Cases are pending, the Company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of the restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to successfully emerge from the Chapter 11 Cases in the near future or at all; timing of effectiveness of the Plan; objections to the Company’s recapitalization process or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to distractions and uncertainties; the Company’s ability to comply with financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock, including pursuant to the Plan, which contemplates the cancellation of all existing equity interests of the Company, including all shares of common stock, the loss of the value of Company securities in the event of the cancellation thereof in connection with the Chapter 11 Cases, the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the restructuring and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; and other litigation and inherent risks involved in a bankruptcy process. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the Securities and Exchange Commission, which are available at www.sec.gov and in the “Investor Relations” - “SEC Filings” section of the Company’s website at www.vertexenergy.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Item 3.03.	Material Modification to the Rights of Security Holders.

The information set forth under the Explanatory Note and Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1#	Confirmation Order of the United States Bankruptcy Court for the Southern District of Texas, dated December 20, 2024

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: December 27, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer